UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2006

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY		14604-2701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Pursuant to its previously announced tender offer and consent solicitation with respect to the outstanding series of securities issued under its Indenture, dated as of September 1, 1991, as amended by Supplemental Indenture No. 1, dated May 13, 1998, Supplemental Indenture No. 2 dated July 29, 1998, Supplemental Indenture No. 3 dated November 21, 2002, Supplemental Indenture No. 4, dated August 1, 2003, Supplemental Indenture No. 5, dated August 4, 2003, and Supplemental Indenture No. 6, dated December 20, 2004 (collectively, the “Indenture”) between the Company and Citibank, N.A. as Trustee (the “Trustee”), the Company and the Trustee have entered into Supplemental Indenture No. 7, dated June 6, 2006 (“Supplemental Indenture No. 7”), providing for certain amendments and waivers. Supplemental Indenture No. 7 is filed herewith.

In connection with the tender offer, $16,805,000 principal amount of 6.95% Notes due 2007 (CUSIP No. 071707AH6) and $99,539,000 principal amount of 7.125% Debentures due 2028 (CUSIP No. 071707AG8) were tendered by the holders thereof, purchased by the Company, and cancelled and retired by the trustee under the indenture, as described in the Company’s press release, dated June 5, 2006, filed herewith.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. - Not applicable
(b)	Pro forma financial information. - Not applicable
(c)	Exhibits. The following exhibits are filed as part of this report:

4.     Supplemental Indenture No. 7, dated June 6, 2006, to Indenture dated as of September 1, 1991, as amended by Supplemental Indenture No. 1, dated May 13, 1998, Supplemental Indenture No. 2 dated July 29, 1998, Supplemental Indenture No. 3 dated November 21, 2002, Supplemental Indenture No. 4, dated August 1, 2003, Supplemental Indenture No. 5, dated August 4, 2003, and Supplemental Indenture No. 6, dated December 20, 2004.

99.1     Press Release dated June 5, 2006, announcing the results of the tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

By: /s/ Robert B. Stiles
Robert B. Stiles
Senior Vice President and General Counsel

Date: June 12, 2006

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